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                                                                 Exhibit 12.1


               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES



                                                                                                            EXHIBIT 12.1
                                                                                      Ratio of Earnings to Fixed Charges


                      (Figures in thousands except ratios)


                                                 12/31/96             12/31/95           12/31/94
                                             -----------------------------------------------------------
Net Income (loss) Before Taxes                    $33,096             $43,254             $32,857

Interest Expense                                   72,828              64,413             48,377

                                             -----------------------------------------------------------
    Subtotal A - Including interest on            105,924             107,667             81,234
    deposits                                       ------             -------             ------


    Less:  Interest on Deposits                    62,704              56,567             43,410

                                             -----------------------------------------------------------
    Subtotal B - Excluding interest on             43,220              51,100             37,824
    deposits                                       ------              ------             ------


Ratio of Earnings to Fixed Charges
    Excluding interest on deposits                  4.27x               6.51x              7.62x
    Subtotal B/ (Interest expense -                43,220/             51,100 /           37,824 /
    Interest on deposits)                     (72,828 - 62,704)   (64,413 - 56,567)   (48,377 - 43,410)

    Including Interest on deposits                 1.45x                1.67x               1.68x
    Subtotal A/ Interest expense              105,924/72,828       107,667/64,413       81,234/48,377


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                                                                                                     EXHIBIT 12.1
                                                                               Ratio of Earnings to Fixed Charges


                      (Figures in thousands except ratios)
                                                  12/31/93                  12/31/92                  12/31/91
                                             -----------------------------------------------------------------------
Net Income (loss) Before Taxes                    ($6,637)                   $2,372                    $7,660

Interest Expense                                   45,087                    59,715                    77,444

                                             -----------------------------------------------------------------------
    Subtotal A - Including interest on             38,450                    62,087                    85,104
    deposits                                       ------                    ------                    ------


    Less:  Interest on Deposits                    42,555                    57,689                    74,332

                                             -----------------------------------------------------------------------
    Subtotal B - Excluding interest on             (4,105)                    4,398                    10,772
    deposits                                       -------                    -----                    ------


Ratio of Earnings to Fixed Charges
    Excluding interest on deposits                (1.62)x                    2.17x                     3.46x
    Subtotal B/ (Interest expense -               (4,105) /                 4,398 /                   10,772 /
    Interest on deposits)                   (45,087 - 42,555)        (59,715 - 57,689)          (77,444 - 74,332)

    Including Interest on deposits                 0.85x                     1.04x                     1.10x
     Subtotal A/ Interest expense            38,450 / 45,087          62,087 / 59,715            85,104 / 77,444



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